FORM F-4
                                 Exhibit 3.2
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                                                                   EXHIBIT 3.2

                                                                        PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                          ---------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "LYKES LINES LIMITED, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF FORMATION, FILED THE TWENTY-FOURTH DAY OF JUNE, A.D. 1997, AT 4 O'CLOCK P.M.

     CERTIFICATE OF RESTORATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 1998, AT 5 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF MAY, A.D. 1999.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                                     /s/ Harriet Smith Windsor
                                     _________________________________________
                                     Harriet Smith Windsor, Secretary of State
2754144 8100H                        AUTHENTICATION: 1308404
010415449                            DATE: 08-22-01


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                           CERTIFICATE OF FORMATION
                                      OF
                           LYKES LINES LIMITED, LLC

     This Certificate of Formation of LYKES LINES LIMITED, LLC (the "LLC"), dated June 24, 1997, is being duly executed and filed by Julie A. Collins, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et seq.).

     FIRST. The name of the limited liability company formed hereby is Lykes Lines Limited, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Julie A. Collins
                                                     ___________________
                                                     Julie A. Collins
                                                     Authorized Person


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                    CERTIFICATE TO RESTORE TO GOOD STANDING
                      A DELAWARE LIMITED LIABILITY COMPANY
                          PURSUANT TO SECTION 18-1107

1.  Name of the Limited Liability Company Lykes Lines Limited, LLC.

2.  Date of original filing with Delaware Secretary of State June 24, 1997.

I, John Murray, Authorized Person of the above named limited liability company do hereby certify that this limited liability company is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited liability company to be restored to Good Standing.

                                                /s/ John W. Murray
                                                ______________________
                                                Captain John Murray
                                                VP of Operations


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                            CERTIFICATE OF MERGER
                                   Merging
                              IVARAN LINES LIMITED
                                With and Into
                           LYKES LINES LIMITED, LLC
                                 Pursuant to
               Section 104 of the Companies Act 1981 of Bermuda
                                     and
         Section 18-209 of the Delaware Limited Liability Company Act


     Lykes Lines Limited, LLC, a Delaware limited liability company, DOES HEREBY CERTIFY THAT:

     FIRST: The name and jurisdiction of formation or organization of each of the constituent entities in the merger are as follows:

                                             Jurisdiction of Formation
            Name                                 of Organization
            ----                             -------------------------

     Ivaran Lines Limited                             Bermuda

     Lykes Lines Limited, LLC                         Delaware


     SECOND: An Agreement and Plan of Merger between the parties to the merger has been approved and executed by each of the constituent entities in accordance with the requirements of Section 104 of the Companies Act 1981 of Bermuda and Section 18-209 of the Delaware Limited Liability Company Act.

     THIRD: The name of the surviving limited liability company is Lykes Lines Limited, LLC.

     FOURTH: The merger shall be effective at 9:00 A.M., Eastern Daylight Time, on May 1, 1999.

     FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited liability company. The address of the principal place of business of the surviving limited liability company is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602.

     SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder of the constituent corporation or any member of the constituent limited liability company.


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     IN WITNESS WHEREOF, Lykes Lines Limited, LLC has caused this Certificate of Merger to be duly executed as of April 30, 1999.

                                         LYKES LINES LIMITED, LLC



                                         By: /s/ J.P. LaCasse
                                            ------------------------------
                                            Name:  J.P. LaCasse
                                            Title: Chief Financial Officer